Exhibit 10.14

Tax Invoice

(For Supplier) Serial No.

SUPPLIER				RECEPIENT			
Taxpayer Identification Number	220-86-72121			Taxpayer Identification Number	220-86-27344		
Name of Company	e-Smart Korea, Inc.	Name	Mary Grace	Name of Company	NanoThink Co.,Ltd.	Name	Hwa Jong Oh
Address	642-9, Songchon B/D 9F., Yeoksam-Dong, Gangnam-Gu, Seoul			Address	90-1 Chulsan B/D 3rd Fl., Samsung-Dong, Kangnam-Gu, Seoul, Korea		
Type of Business	Manufacturing Service	Item	Electronic Card, Electronic Card R&D	Type of Business	Service Whole-Sale Retail	Item	Software Development & Supply, Credit Card

Date	Supplied Price	Tax	Remark
September 25, 2008	Three Hundred Thousand Won (KRW 300,000)	Thirty Thousand Won (KRW 30,000)	

Date	Item	Specification	Qty	Unit Price	Price	Tax	Remark
September 25, 2008	RF I AM Card		10	30,000	300,000	30,000	

Total Price	Cash	Check	Bill		
330,000					The amount has been duly charged.